POWER OF ATTORNEY

     The undersigned hereby constitutes and
appoints Charles R. Elliott the undersigned's true and lawful attorney-in-fact to:

     1) execute for and on behalf of the
undersigned, in the undersigned's
capacity as an officer and/or director
of Roberts Realty Investors, Inc. (the
"Company"), Forms 3, 4, and 5 in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the
rules thereunder;

     2) do and perform any and all acts for
an on behalf of the undersigned which
may be necessary or desirable to
complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or
similar authority; and

     3)take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to,
in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed
by such attorney-in-fact on behalf of
the undersigned pursuant to this Power
of Attorney shall be in such form and
shall contain such terms and conditions
as such attorney-in-fact may approve in
such attorney-in-fact's discretion.

     The undersigned hereby grants to such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney supersedes and
terminates any power of attorney previously executed by the undersigned regarding the filing of Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company. This Power of Attorney shall remain in full force and effect until the earlier of: (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company; (b) the revocation of this Power of Attorney by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or
(c) the date on which the foregoing attorney-in-fact leaves the Company's employment.

     IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 14th day of August, 2006.

/s/ Dennis H. James
Signature

Dennis H. James
Name (please print)